Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference in the Registration Statement on Form S-8 pertaining to the Interwave Communications International Ltd. 1994 Stock Plan and the Interwave Communications International Ltd. 1999 Stock Plan, and to the incorporation by reference therein of our report dated February 5, 2004 with respect to the consolidated financial statements of Alvarion Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




Tel-Aviv, Israel                            /s/ KOST FORER GABBAY & KASIERER
December 13, 2004                            A Member of Ernst & Young Global